As filed with the Securities and Exchange Commission on _______, __, 2013

                                                     Registration No. 001-31540

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UnderThe Securities Act of l933

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                     --------------------------------------
              (Exact name of issuer as specified in its charter)

                Nevada                                 91-1922863
     ----------------------------              ---------------------------
      (State of Incorporation)               (IRS Employer Identification No.)

                              615 Discovery Street
                           Victoria, British Columbia
                                 CANADA V8T 5G4
                     --------------------------------------
                    (Address of Principal Executive Offices)

                               Stock Option Plans
                              --------------------
                              (Full Title of Plan)

                     Flexible Solutions International, Inc.
                              615 Discovery Street
                           Victoria, British Columbia
                                 CANADA V8T 5G4
                         -----------------------------
                     (Name and address of agent for service)

                                 (250)477-9969
                      ------------------------------------
          (Telephone number, including area code, of agent for service)


     Copies of all communications, including all communications sent to agent for service to:

                             William T. Hart, Esq.
                                 Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
 Title of                                 Maximum      Maximum
Securities                               Offering     Aggregate       Amount of
  to be                 Amount to be     Price Per    Offering     Registration
Registered             Registered (1)    Share (2)      Price           Fee
----------             --------------     --------    ---------    ------------

Common Stock issuable
 upon exercise of stock
 options                   168,000          $2.25      $378,000        $ 52

Common Stock issuable
 upon exercise of stock
 options                   420,000          $1.50      $630,000        $ 86

Common Stock issuable
 upon exercise of stock
 options                    62,000          $2.00      $124,000        $ 17

Common Stock issuable
 upon exercise of stock
 options                    86,000          $2.22      $190,920        $ 26

Common Stock issuable
 upon exercise of stock
 options                   183,000          $1.21      $221,430        $ 30

Common Stock issuable
 upon exercise of stock
 options                   240,000          $1.90      $456,000        $ 62

Common Stock issuable
 upon exercise of stock
 options                     5,000          $2.45     $  12,250        $  2
                         ---------                    ---------        ----
                         1,164,000                   $2,012,600        $275
                         =========                   ==========        ====

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable upon the exercise of stock options in the event of dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this registration statement reflect shares issuable pursuant to the stock option plan, all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the exercise prices of the stock options.

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                                 Caption in Prospectus
         ----------------                                 ---------------------

  1.     Plan Information

         (a)  General Plan Information                    Stock Option Plans

         (b)  Securities to be Offered                    Stock Option Plans

         (c)  Employees who may Participate               Stock Option Plans
              in the Plan

         (d)  Purchase of Securities Pursuant             Stock Option Plans
              to the Plan and Payment for
              Securities Offered

         (e)  Resale Restrictions                         Resale of Shares by
                                                          Affiliates

         (f)  Tax Effects of Plan                         Stock Option Plans
              Participation

         (g)  Investment of Funds                         Not Applicable.

         (h)  Withdrawal from the Plan;                   Other Information
              Assignment of Interest                      Regarding the Plans

         (i)  Forfeitures and Penalties                   Other Information
                                                          Regarding the Plans

         (j)  Charges and Deductions and                  Other Information
              Liens Therefore                             Regarding the Plans

2.       Registrant Information and Employee              Available Information,
         Plan Annual Information                          Documents Incorporated
                                                          by Reference

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 - Incorporation of Documents by Reference

     The  following  documents  filed by the  Company  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

(1) Annual report on Form 10-K for the year ended December 31, 2012.

(2) Report on Form 8-K filed on April 3, 2013.

(3) Quarterly report on Form 10-Q for the quarter ended March 31, 2013.

(4) Report on Form 8-K filed on May 17, 2013.

(5) Definitive Proxy Statement on Schedule 14A filed on July 10, 2013.

(6) Quarterly report on Form 10-Q for the quarter ended June 30, 2013.

(7) Report on Form 8-K filed August 16, 2013.

(8) Report on Form 8-K filed September 4, 2013.


      All reports and documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Bylaws of the Company provide in substance that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Nevada; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption for Registration Claimed

      Not applicable.

Item  8  -   Exhibits

4 - Instruments Defining Rights of
    Security Holders

   (a) - Common Stock                       Incorporated   by   reference   to
                                            exhibit  3.1  filed as part of the
                                            Company's  Registration  Statement
                                            on Form 10-SB and to  exhibit  3.2
                                            filed  as  part  of the  Company's
                                            Registration   Statement  on  Form
                                            S-3/A (File No. 333-124751).

   (b) - Form of Stock Option Agreement     _________________________________

5 - Opinion Regarding Legality              _________________________________

l5 - Letter Regarding Unaudited Interim
     Financial Information                  None

 23 - Consent of Independent Public
        Accountants and Attorneys           _________________________________

 24 - Power of Attorney                     Included in the signature page of
                                            this Registration Statement

  99 - Additional Exhibits
    (Re-Offer Prospectus)                   _________________________________

Item 9 - Undertakings

    (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

     (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Daniel B. O'Brien, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Victoria, British Columbia, on October 11, 2013.

                              FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

                              By: /s/ Daniel B. O'Brien
                                  --------------------------------------
                                  Daniel B. O'Brien, President, Principal
                                    Accounting Officer and  Principal
                                    Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date

/s/ Daniel B. O'Brien                  Director            October 3, 2013
-------------------------
Daniel B. O'Brien

/s/ John H. Bientjes                   Director            October 8, 2013
-------------------------
John H. Bientjes

/s/ Dr. Robert N. O'Brien              Director            October 5, 2013
-------------------------
Dr. Robert N. O'Brien

                                       Director
-------------------------
Dale Friend

/s/ Robert Helina                      Director            October 11, 2013
-------------------------
Robert Helina

/s/ Dr. Thomas Fyles                   Director            October 3, 2013
-------------------------
Dr. Thomas Fyles

                                    FORM S-8

                     Flexible Solutions International, Inc.
                              615 Discovery Street
                           Victoria, British Columbia
                                 Canada V8T 5G4


                                    EXHIBITS